UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006 (December 13, 2006)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 13, 2006, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a three-story office building, containing approximately 138,000 rentable square feet with a two-level underground parking garage, located on approximately 3.4 acres of land in Dallas, Texas (“Bent Tree Green”) through Behringer Harvard Bent Tree Green, LP, a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership.  The Real Estate Sale Agreement for Bent Tree Green has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 disclosure by reference.

The total contract purchase price for Bent Tree Green, exclusive of closing costs and initial escrows, was $11,850,000 and was paid entirely through the use of proceeds of our offering of common stock to the public.

The purchase price for the transaction was determined through negotiations between CMD Realty Investment Fund II, L.P. (the “Seller”) and Behringer Harvard Opportunity Advisors I LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller.  In evaluating Bent Tree Green as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Bent Tree Green’s actual operating expenses), expected capital expenditures, costs of physical property maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our advisor believes that Bent Tree Green is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and adequately insured and has been professionally managed.

Bent Tree Green was originally constructed in 1983.  Bent Tree Green is approximately 70% leased and includes the following major tenants:  TCB, Inc. (“TCB”) and WNC Insurance Services, Inc. (“WNC Insurance”).

TCB, an engineering, planning and management service provider, leases approximately 21,000 square feet of Bent Tree Green for an annual rent of $332,568 under a lease that expires in February 2014 with two five-year renewal options available.

WNC Insurance, a multi-line insurance provider, leases approximately 16,000 square feet of Bent Tree Green for an annual rent of $342,496 under a lease that expires in August 2007.

HPT Management Services LP (the “Bent Tree Green Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Bent Tree Green.  Among other things, the Bent Tree Green Property Manager has the authority to negotiate and enter into leases of Bent Tree Green on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Bent Tree Green Property Manager has subcontracted certain of its on-site management and leasing services to Capstar Commercial Real Estate Services.

As compensation for its services, the Bent Tree Green Property Manager or its affiliates is entitled to reimbursement for its out-of-pocket costs and on-site personnel costs and the following compensation:

1.                                       A property management fee equal to 4.5% of the monthly gross revenues from Bent Tree Green; and

2.                                       A monthly asset management fee of one-twelfth of 0.75% of the aggregate asset value.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before February 28, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

(d)          Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: December 19, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Real Estate Sale Agreement for Bent Tree Green between CMD Realty Investment Fund II, L.P. and Harvard Property Trust, LLC

10.2	Reinstatement of and First Amendment to Real Estate Sale Agreement

10.3	Assignment of Real Estate Sale Agreement by Harvard Property Trust, LLC and Behringer Harvard Opportunity OP I, LP

10.4	Assignment of Real Estate Sale Agreement by Behringer Harvard Opportunity OP I, LP and Behringer Harvard Bent Tree, LP